UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXACTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As we advised in our proxy statement dated March 27, 2009, we are holding our annual meeting of shareholders at our headquarters, 2320 N.W. 66th Court, Gainesville, Florida, 32653, on Thursday, May 7, 2009, at 9:00 a.m.

We are asking our shareholders to elect two Class III directors, approve and adopt the Exactech, Inc. 2009 Executive Incentive Plan, and approve and adopt the Exactech, Inc. 2009 Employee Stock Purchase Plan.

Exactech, Inc. today filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the following information:

Voting Requirements

The following description of voting requirements corrects a statement in our proxy statement dated March 27, 2009, on page 2. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the Exactech, Inc. 2009 Executive Incentive Compensation Plan and the Exactech, Inc. 2009 Employee Stock Purchase Plan. Broker non-votes will not have the effect of a vote against these proposals because broker non-votes are not counted as shares present and entitled to be voted. However, abstentions will have the effect of a vote against these proposals because abstentions are considered as shares present and entitled to vote.